Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATIONS

OF

SERIES A SPECIAL STOCK

OF

HARRAH’S ENTERTAINMENT, INC.

Harrah’s Entertainment, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.             The first sentence of Section 1 of the Certificate of Designations of Series A Special Stock of the Corporation is hereby amended in its entirety to read as follows:

“Section 1.  Designation and Amount.  The shares of such series shall be designated as “Series A Special Stock” (the “Series A Special Stock”) and the number of shares constituting the Series A Special Stock shall be 4,000,000 shares.”

2.             The foregoing amendment to the Certificate of Designations of Series A Special Stock of the Corporation herein certified has been duly authorized and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Designations of Series A Special Stock on June 23, 2005.

HARRAH’S ENTERTAINMENT, INC.,
a Delaware corporation

By:	\s\Stephen H. Brammell
Stephen H. Brammell
Senior Vice President, General
Counsel and Corporate Secretary